Exhibit 2.2

THIS AMENDED AND RESTATED TRUST DEED is made on 4th October, 2002 BETWEEN:

(1)	UNITED UTILITIES PLC, a company incorporated under the laws of the England, whose registered office is at Dawson House, Great Sankey, Warrington WA5 3LW, England (“United”);

(2)	UNITED UTILITIES ELECTRICITY PLC (formerly called NORWEB plc), a company incorporated under the laws of the England, whose registered office is at Dawson House, Great Sankey, Warrington WA5 3LW, England (“UUE”);

(3)	UNITED UTILITIES WATER PLC, a company incorporated under the laws of England, whose registered office is at P.O. Box 14, 410 Dawson House, Great Sankey, Warrington WA5 3LW, England (“UUW” and, together with United and UUE, the “Issuers” and each an “Issuer”); and

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of England, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS:

(1)	The Issuers, North West Water Finance PLC (“NWW”), UUW (under its then name of North West Water Limited) as guarantor of Notes issued by NWW and the Trustee entered into a Trust Deed dated 13th October, 1998 and two trust deeds supplemental thereto dated 5th October, 1999 and 4th October, 2000 (the “Existing Trust Deeds”) relating to a U.S.$3,000,000,000 Euro Medium Term Note Programme established by the Issuers and NWW.

(2)	With effect on and from 4th October, 2001 NWW for the future ceased to be an issuer under the Programme but remains a party to, and liable as principal debtor under, the Existing Trust Deeds in respect of Notes issued by it prior to 4th October, 2001 and UUW ceased to be a guarantor under the Programme but remains a party to, and liable as guarantor under, the Existing Trust Deeds in respect of Notes issued by NWW prior to 4th October, 2001.

(3)	United, UUE, UUW and the Trustee entered into an Amended and Restated Trust Deed dated 4th October, 2001 (the “Amended and Restated Trust Deed”) which amended and restated the Existing Trust Deeds.

(4)	Under the Amended and Restated Trust Deed UUW became a party to these presents as an Issuer of Notes under the Programme.

(5)	The parties hereto have determined to amend and restate the Amended and Restated Trust Deed in the manner hereinafter appearing in relation to issues of Notes made under the Programme on and after the date hereof other than any such issues which are to be consolidated and form a single series with any Series of Notes issued prior to the date hereof.

(6)	By resolutions of the Board of Directors of United dated 26th May, 1998, 25th September, 2001 and 24th September, 2002 and of the financing committee of the Board of Directors of United dated 5th October, 1998, resolutions of the Board of Directors of UUE dated 24th June, 1998, 13th September, 2001 and 25th September, 2002 and of the financing committee of the Board of Directors of UUE dated 5th October, 1998 and resolutions of the Board of Directors of UUW dated 12th September, 2002, each of them has resolved to

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establish a single Euro Medium Term Note Programme pursuant to which each of them may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3(6) of the Programme Agreement (as defined below)) from time to time outstanding of Euro 4,000,000,000 (subject to increase as provided in the Programme Agreement) (the “Programme Limit”) may be issued pursuant to the said Programme.

(7)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Definitions
(A)	IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Agency Agreement” means the amended and restated agreement dated 4th October, 2002, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuers have appointed the Principal Paying Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or Transfer Agents or another Principal Paying Agent, Exchange Agent or Registrar in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

“Appointee” means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

“Auditors” means the auditors for the time being of the relevant Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated by the relevant Issuer and approved by the Trustee or, failing such nomination and/or approval, as may be nominated by the Trustee, in each case for the purposes of these presents;

“Calculation Agent” means, in relation to all or any Series of the Notes, the person initially appointed as calculation agent in relation to such Notes by the relevant Issuer pursuant to the Agency Agreement or, if applicable, any Successor calculation agent in relation to all or any Series of the Notes;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

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(i)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part V A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(ii)	if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Part V B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(iii)	if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

“Dealers” means ABN AMRO Bank N.V., Tokyo-Mitsubishi International plc, Deutsche Bank AG London, J.P. Morgan Securities Ltd., The Royal Bank of Scotland plc and UBS AG, acting through its business group UBS Warburg and any other entity which the relevant Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Principal Paying Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a “relevant Dealer” or “relevant Dealer(s)” mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and “Dealer” means any one of them;

“Definitive Note” means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) in relation to the Programme in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Pricing Supplement and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

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“Distribution Compliance Period” means the period expiring 40 days after the later of the relevant Issue Date of the Notes of a Tranche and the completion of the distribution of all Notes of such Tranche as determined by the Principal Paying Agent (based on information provided by the relevant Dealer(s)) and notified by the Principal Paying Agent to the relevant Issuer and each of Euroclear and Clearstream, Luxembourg;

“Dual Currency Note” means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

“Early Redemption Amount” has the meaning ascribed thereto in Condition 7(e);

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

“Event of Default” means any of the conditions, events or acts provided in Condition 10(a) to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

“Extraordinary Resolution” has the meaning ascribed thereto in paragraph 20 of the Third Schedule;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Pricing Supplement);

“Global Note” means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

“Index Linked Interest Note” means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

“Index Linked Note” means an Index Linked Interest Note and/or an Index Linked Redemption Note, as applicable;

“Index Linked Redemption Note” means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Pricing Supplement);

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Pricing Supplement from (and including) which such Notes bear interest, which may or may not be the Issue Date;

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“Interest Payment Date” means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(i)	the date which falls the number of months or other period specified as the “Interest Period” in the applicable Pricing Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)	such date or dates as are indicated in the applicable Pricing Supplement;

“Issue Date” means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

“Issue Price” means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“London Business Day” has the meaning set out in Condition 5(b)(v);

“London Stock Exchange” means the London Stock Exchange plc or such other body to which its functions have been transferred;

“Material Subsidiary” has the meaning ascribed thereto in Condition 10;

“Maturity Date” means the date on which a Note is expressed to be redeemable;

“month” means calendar month;

“Note” means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the relevant Issuer and the relevant Dealer(s) and issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either (a) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and includes any replacements for a Note issued pursuant to Condition 11;

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“Noteholders” means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the relevant Issuer and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions “Noteholder”, “holder” and “holder of Notes” and related expressions shall be construed accordingly;

“notice” means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

“Official List” has the meaning given in Section 103 of the Financial Services and Markets Act 2000;

“outstanding” means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)	those Notes which have been redeemed pursuant to these presents;

(b)	those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Principal Paying Agent in the manner provided in the Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 7(h) and 9(i);

(d)	those Notes which have become void under Condition 9;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement notes have been issued pursuant to Condition 11; and

(g)	any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement,

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PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 8(A), Conditions 10 and 15 and paragraphs 2, 5, 6 and 9 of the Third Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the relevant Issuer, any Subsidiary or holding company of the relevant Issuer or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the relevant Issuer and pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

“Permanent Global Note” means a global note in the form or substantially in the form set out in Part II of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents either in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes or on issue;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

“Pricing Supplement” has the meaning set out in the Programme Agreement;

“Principal Paying Agent” means, in relation to all or any Series of the Notes, Citibank, N.A. at its office at 5 Carmelite Street, London EC4Y 0PA or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes;

“Programme” means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the amended and restated agreement of even date herewith between the Issuers and the Dealers named therein concerning the purchase of Notes to be

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issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

“Receipt” means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of the Second Schedule or in such other form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

“Receiptholders” means the several persons who are for the time being holders of the Receipts;

“Reference Banks” means the several banks initially appointed as reference banks in relation to the Notes and referred to in the Conditions and/or, if applicable, any Successor reference banks in relation to the Notes;

“Relevant Date” has the meaning set out in Condition 8;

“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series”, “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the London Stock Exchange, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain) or a subsidiary undertaking (within the meaning of Section 258 and Schedule 10A of the Companies Act 1985 of Great Britain);

“Successor” means, in relation to the Principal Paying Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further principal paying agent, paying agents, reference banks or calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the relevant Issuer, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be)

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notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

“Talonholders” means the several persons who are for the time being holders of the Talons;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part VI of the Second Schedule or in such other form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

“Temporary Global Note” means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

“these presents” means this Amended and Restated Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplements, all as from time to time modified in accordance with the provisions herein or therein contained;

“Tranche” means all Notes which are identical in all respects (including as to listing);

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Zero Coupon Note” means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)	(i)	All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(f).

(ii)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

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(iii)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(iv)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(v)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include references to any successor operator and/or successor clearing system and/or any additional or alternative clearing system specified in the applicable Pricing Supplement or otherwise approved by the Trustee, the relevant Issuer and the Principal Paying Agent. All references in these presents to the common depositary shall, whenever the context so permits, be deemed to include references to any successor common depositary or any additional or alternative common depositary as is approved by the relevant Issuer, the Principal Paying Agent and the Trustee.

(vi)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(vii)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(viii)	All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes of the relevant one or more Series as a class and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount.

(ix)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(C)	Words and expressions defined in these presents or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

(D)	Subject to the provisions of Condition 4, all references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

(E)	As used herein, in relation to any Notes which have a “listing" or are “listed” on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange's market

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for listed securities. All references in these presents to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.

2.	Amount and Issue of the Notes
(A)	Amount of the Notes, Pricing Supplements and Legal Opinions:

THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the second London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

On such occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in applicable law affecting the relevant Issuer, these presents, the Programme Agreement or the Agency Agreement or the Trustee has other reasonable grounds), the relevant Issuer will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

(B)	Covenant to repay principal and to pay interest:
The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT:

(i)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series except to the

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extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii)	in the case of any payment of principal which is not made to the Trustee or the Principal Paying Agent on or before the due date or which is so made on or after accelerated maturity following an Event of Default, interest shall (subject, where applicable, as provided in the Conditions) continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 7(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent); and

(iii)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 7(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

(C)	Trustee’s requirements regarding Paying Agents etc:

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 9 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(i)	by notice in writing to the relevant Issuer, the Principal Paying Agent and the other Paying Agents require the Principal Paying Agent and the other Paying Agents pursuant to the Agency Agreement:

(a)	to act thereafter as Principal Paying Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability

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under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or
(b)	to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent or relevant other Paying Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the relevant Issuer require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Principal Paying Agent and, with effect from the issue of any such notice to the relevant Issuer and until such notice is withdrawn, proviso (i) to sub-clause (B) of this Clause relating to the Notes shall cease to have effect.

(D)	If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 10 the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 except that the rates of interest need not be published.

(E)	Currency of payments:
All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

(F)	Further Notes:
The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

(G)	Separate Series:
The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 20 (both inclusive), 21(B) and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”,

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“Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

3.	Forms of the Notes
(A)	Global Notes:
(i)	THE Notes of each Tranche will be represented on issue by either a single Temporary Global Note or a single Permanent Global Note. Each Temporary Global Note shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(ii)	Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part I of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(iii)	Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part II of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(B)	Definitive Notes:
(i)	The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts III, IV, V and VI, respectively, of the Second Schedule. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either

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such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(ii)	The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent. The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the relevant Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

(C)	Facsimile signatures:
The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

(D)	Persons to be treated as Noteholders:
Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, the Trustee, the Principal Paying Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt or Coupon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of Notes credited to his securities account,

as the absolute owner thereof and of all rights thereunder free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

(E)	Certificates of Euroclear and Clearstream, Luxembourg:
The relevant Issuer and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear or Clearstream,

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Luxembourg or any form of record made by either of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.	Fees, Duties And Taxes
THE relevant Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and original issue of the Notes, the Receipts and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.	Covenant of Compliance
THE relevant Issuer covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the relevant Issuer, the Noteholders, the Receiptholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the relevant Issuer under the Notes, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.	Cancellation Of Notes and Records
(A)	THE relevant Issuer shall procure that all Notes issued by it (i) redeemed or (ii) purchased and surrendered for cancellation by or on behalf of the relevant Issuer or any Subsidiary of the relevant Issuer or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 (together in each case with all unmatured Receipts and Coupons attached thereto or delivered therewith) and all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:
(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form and Receipts;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer or any Subsidiary of the relevant Issuer and cancelled and the serial numbers of such Notes in definitive form and the total number (where

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applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)	the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

(B)	The relevant Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption, purchase by or on behalf of the relevant Issuer or any Subsidiary of the relevant Issuer and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.	Non-Payment
(A)	PROOF that as regards any specified Note, Receipt or Coupon the relevant Issuer has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

(B)	References in provisos (ii) and (iii) to Clause 2(B) and the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (ii) and (iii) to Clause 2(B) to “the rates aforesaid” shall, in the event of the Notes having become immediately due and repayable, with effect from the expiry of the interest period during which such Notes become due and repayable, be construed as references to rates of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

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8.	Proceedings, Action and Indemnification
(A)	The Trustee shall not be bound to take any proceedings mentioned in Condition 10 or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in aggregate amount of the Notes then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)	Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the relevant Issuer to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

9.	Application of Moneys
ALL moneys received by the Trustee under these presents from the relevant Issuer (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 9) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes issued by the relevant Issuer, be apportioned pari passu and rateably between each Series of the Notes issued by the relevant Issuer, and all moneys received by the Trustee under these presents from the relevant Issuer to the extent attributable in the opinion of the Trustee to a particular Series of the Notes issued by the relevant Issuer or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 11):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 14 and/or 15(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series issued by the relevant Issuer; and

FOURTHLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer and any other person).

Without prejudice to this Clause 9, if the Trustee holds any moneys which represent principal or interest in respect of Notes issued by the relevant Issuer which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

10.	Notice of Payments
THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 9. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

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11.	Investment by Trustee
(A)	IF the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes issued by the relevant Issuer under Clause 9 shall be less than 10 per cent. of the nominal amount of the Notes issued by the relevant Issuer then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes issued by the relevant Issuer then outstanding and then such accumulations and funds shall be applied under Clause 9.

(B)	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world, in each case authorised by English law for the investment by the trustees of trust moneys whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments authorised as referred to above or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12.	Partial Payments
UPON any payment under Clause 9 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

13.	Covenants by the Issuers
THE relevant Issuer covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (vii), (viii), (xii), (xiii), (xv) and (xvii), so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of sub-paragraph (xiv), until the expiry of a period of 30 days after the Relevant Date) it shall:

(i)	give or procure to be given to the Trustee such opinions, certificates and information as it shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 15(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(ii)	cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange;

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(iii)	at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the relevant Issuer shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(iv)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of that Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(v)	forthwith give notice in writing to the Trustee of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 3 or of the occurrence of any Event of Default or any Potential Event of Default;

(vi)	give to the Trustee (a) within seven days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 31st March, 1999 and in any event not later than 180 days after the end of each such financial year a certificate signed by two Directors of the relevant Issuer, to the effect that as at a date not more than seven days before delivering such certificate (the “relevant certification date”) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same);

(vii)	at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee for the purpose of discharging its functions under, or giving effect to, these presents;

(viii)	at all times maintain a Principal Paying Agent, other Paying Agents and Reference Banks in accordance with the Conditions;

(ix)	use all reasonable endeavours to procure the Principal Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes issued by it or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(x)	in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(xi)	use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or

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markets as the relevant Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xii)	give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Principal Paying Agent, Calculation Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Principal Paying Agent, Calculation Agent, Reference Banks and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s or Reference Bank’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Principal Paying Agent has been appointed on terms previously approved in writing by the Trustee;

(xiii)	obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval of any such notice for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom of a communication within the meaning of such Section);

(xv)	comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Principal Paying Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(xvi)	in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series issued by the relevant Issuer for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the relevant Issuer,

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setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(a)	up to and including the date of such certificate have been purchased by the relevant Issuer, any Subsidiary or holding company of the relevant Issuer or any other Subsidiary of such holding company and cancelled; and

(b)	are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, any Subsidiary or holding company of the relevant Issuer or any other Subsidiary of such holding company;

(xvii)	procure its Subsidiaries to comply with all applicable provisions of Condition 7(h);

(xviii)	use all reasonable endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the relevant Issuer;

(xix)	if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 14;

(xx)	give to the Trustee at the same time as sending to it the certificates referred to in paragraph (vi) above, a certificate by the Auditors listing those Subsidiaries of the relevant Issuer which as at the relevant certification date (as defined in paragraph (vi) above) of the relevant certificate given under paragraph (vi) above or, as the case may be, as at the last day of the most recently ended financial period of the relevant Issuer were Material Subsidiaries for the purposes of Condition 10 and so that any certificate given under this paragraph may be relied upon by the Trustee whether or not it is addressed to the Trustee, whether or not it contains any limit on liability (monetary or otherwise) of the Auditors and whether or not it is given in conjunction with an engagement letter;

(xxi)	give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the relevant Issuer which thereby becomes a Material Subsidiary, a certificate by the Auditors to such effect and so that any certificate given under this paragraph may be relied upon by the Trustee whether or not it is addressed to the Trustee, whether or not it contains any limit on liability (monetary or otherwise) of the Auditors and whether or not it is given in conjunction with an engagement letter;

(xxii)	give prior notice to the Trustee of any proposed redemption pursuant to Condition 7(b) or 7(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 7(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(xxiii)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement; and

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(xxiv)	if there is a material change in generally accepted United Kingdom accounting practices or principles as adopted and applied in the Accounts, it will, at the request of the Trustee (such request to be made only following consultation with the relevant Issuer, procure the Auditors (a) to restate the Accounts in accordance with generally accepted United Kingdom accounting practices and/or principles applied in respect of the Accounts for the year ended 31st March, 1998; and (b) to calculate the Adjusted Capital and Reserves in accordance with such restated Accounts.

14. Remuneration and Indemnification of Trustee
(A)	THE relevant Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amount as shall be agreed from time to time by exchange of letters between the relevant Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

(B)	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the relevant Issuer to undertake duties which the Trustee and the relevant Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the relevant Issuer failing to agree:

(1)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being shared equally between the relevant Issuer and the Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the relevant Issuer.

(E)	The relevant Issuer shall, on written request, also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to reasonable travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

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(F)	All amounts payable pursuant to sub-clause (E) above and/or Clause 15(J) shall be payable by the relevant Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 15(J) shall continue in full force and effect notwithstanding such discharge.

(H)	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

15. Supplement to Trustee Acts
SECTION 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee under the trusts constituted by these presents. The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

(A)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the relevant Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting. The Trustee may rely without liability to Noteholders, Receiptholders or Couponholders on any certificate or report prepared by the Auditors pursuant to the Conditions and/or the Trust Deed whether or not addressed to the Trustee.

(B)	Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Directors of the relevant Issuer and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)	The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

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(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that Issuer is/are observing and performing all its/their obligations under these presents.

(G)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and the Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(I)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)	Without prejudice to the right of indemnity by law given to trustees, the relevant Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the relevant Issuer or any other person in connection with these presents and no Couponholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

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(M)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer and any rate, method and date so agreed shall be binding on the relevant Issuer, the Noteholders, the Receiptholders and the Couponholders.

(N)	The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(O)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(P)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(Q)	The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer.

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(R)	The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of any such agent the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(S)	The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(T)	The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(U)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes of any Series or for checking or commenting upon the content of any such legal opinion.

(V)	The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

(W)	The Trustee may rely on any certificate or report (whether or not addressed to the Trustee) of the Auditors or any other person called for by or provided to the Trustee for the purposes of these presents notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof.

16.	Trustee’s Liability
NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

17.	Trustee Contracting with Issuers
NEITHER the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

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(i)	entering into or being interested in any contract or financial or other transaction or arrangement with the relevant Issuer or any person or body corporate associated with the relevant Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the relevant Issuer or any person or body corporate associated as aforesaid); or

(ii)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the relevant Issuer or any such person or body corporate so associated or any other office of profit under the relevant Issuer or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

18.	Waiver, Authorisation and Determination
(A)	THE Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the relevant Issuer of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

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Modification
(B)	The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the relevant Issuer in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Third Schedule or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

Breach
(C)	Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the relevant Issuer in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

19.	Holders of Definitive Notes Assumed to be Receiptholders and Couponholders
(A)	WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

No Notice to Receiptholders or Couponholders
(B)	Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 14.

20.	Currency Indemnity
EACH of the relevant Issuer shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a)	any Liability incurred by any of them arising from the non-payment by the relevant Issuer of any amount due to the Trustee or the Noteholders of the Notes and the relative Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the relevant Issuer; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the relevant Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy,

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insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the relevant Issuer separate and independent from its other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the relevant Issuer for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the relevant Issuer or its liquidator or liquidators.

21.	New Trustee
(A)	THE power to appoint a new trustee of these presents shall be vested in the Issuers jointly but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuers to the Principal Paying Agent and, in accordance with Condition 14, the Noteholders.

Separate and Co-Trustees
(B)	Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior written notice to each Issuer (but without the consent of the Issuers or the Noteholders, Receiptholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against any of the Issuers.

Each of the Issuers irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

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22.	Trustee’s Retirement and Removal
A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuers without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuers jointly undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

23.	Trustee's Powers to be Additional
THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

24.	Substitution
(A)	(1)	The Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time agree with the relevant Issuer to the substitution in place of the relevant Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents:

		(i)	of any Subsidiary of United in place of United, provided that United unconditionally and irrevocably guarantees to the satisfaction of the Trustee all amounts payable by such Subsidiary under these presents; or

(ii)	of any Subsidiary of UUE in place of UUE, provided that UUE unconditionally and irrevocably guarantees to the satisfaction of the Trustee all amounts payable by such Subsidiary under these presents; or

(iii)	of any Subsidiary of UUW in place of UUW as principal debtor, provided that UUW unconditionally and irrevocably guarantees to the satisfaction of the Trustee all amounts payable by such Subsidiary under these presents,

(such substituted issuer being, in each case, hereinafter called the “New Company”) and provided further that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the relevant Issuer (or of the previous substitute under this Clause).

(2)	The following further conditions shall apply to (1) above:

(i)	the relevant Issuer and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)	each rating agency which, at the request of the relevant Issuer, shall have assigned a credit rating to the Notes shall have confirmed in writing to the Trustee that the substitution by itself and the circumstances pertaining to the

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substitution will not result in a downgrading of the then current credit rating assigned to the Notes by such rating agency;

(iii)	where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7(b) shall be modified accordingly;

(iv)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(v)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer or the previous substitute under this Clause as applicable.

(B)	Any such trust deed or undertaking shall, if so expressed, operate to release the relevant Issuer or the previous substitute as aforesaid from all of its obligationsas principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the relevant Issuer (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

25.	Notices
ANY notice or demand to the Issuers or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to United:	Dawson House Great Sankey Warrington WA5 3LW (Attention: Treasury Dealers) Facsimile No. 01925 285 163

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to UUE:	Dawson House Great Sankey Warrington WA5 3LW

(Attention: Treasury Dealers) Facsimile No. 01925 237 163

to UUW:	Dawson House Great Sankey Warrington WA5 3LW

(Attention: Treasury Dealers) Facsimile No. 01925 237 163

to the Trustee:	Fifth Floor 100 Wood Street London EC2V 7EX

(Attention: the Manager – Trust Management) Facsimile No. 0207 696 5261

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

26.	Governing Law
THESE presents are governed by, and shall be construed in accordance with, English law.

27.	Counterparts
THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

28.	Contracts (Rights of Third Parties) Act 1999
A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuers and the Trustee and delivered on the date stated on page 1.

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PRINCIPAL PAYING AGENT

Citibank, N.A.
5 Carmelite Street,
London EC4Y 0PA

PAYING AGENT

Banque Paribas Luxembourg
10A Boulevard Royal
L-2449 Luxembourg

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THE FIRST SCHEDULE
TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued by United Utilities PLC, United Utilities Electricity PLC (“UUE”) or United Utilities Water PLC (“UUW”) (each an “Issuer” and, together, the “Issuers”) constituted by an Amended and Restated Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 4 October, 2002 made between the Issuers and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor as trustee).

References herein to the “Notes” shall be references to the Notes of this Series and shall mean:

(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of the lowest Specified Denomination in the Specified Currency;

(ii)	any Global Note; and

(iii)	any definitive Notes issued in exchange for a Global Note.

References herein to the “relevant Issuer” shall be to the Issuer of the Notes named as such in the applicable Pricing Supplement (as defined below).

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an Amended and Restated Agency Agreement (such Agency Agreement, as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 4 October, 2002 and made between the Issuers, Citibank, N.A. as issuing and principal paying agent and agent bank (the “Principal Paying Agent”, which expression shall include any successor principal paying agent), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents) and the Trustee.

Interest bearing definitive Notes (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons (“Coupons”) and, if indicated in the applicable Pricing Supplement, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.

The Pricing Supplement for this Note (or the relevant provisions thereof) is attached to or endorsed on this Note and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Pricing Supplement” are to the Pricing Supplement (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the “Noteholders”, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

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As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at 4 October, 2002 at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified office of each of the Paying Agents save that, if this Note is an unlisted Note of any Series, the applicable Pricing Supplement will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or, as the case may be, the relevant Paying Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Pricing Supplement which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

1.	Form, Denomination and Title

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note or a Partly Paid Note, or a combination of any of the foregoing, depending upon the Interest/Payment Basis and/or Redemption/Payment Basis shown in the applicable Pricing Supplement.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The relevant Issuer, any Paying Agent and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the Paying Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, any Paying Agent and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any successor operator and/or successor clearing system and/or any additional or alternative clearing system specified in the applicable Pricing Supplement or otherwise approved by the relevant Issuer, the Principal Paying Agent and the Trustee.

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2.	Status of the Notes

The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the relevant Issuer and rank pari passu among themselves and (subject as aforesaid and save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer, from time to time outstanding.

3.	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed) the relevant Issuer will not create or permit to subsist any mortgage, charge, pledge, lien or other form of security interest upon the whole or any part of its undertaking, revenues or assets, present or future, to secure payment of any present or future Relevant Indebtedness (as defined below) of the relevant Issuer or any Subsidiary thereof (as defined in the Trust Deed) or to secure any guarantee or indemnity in respect thereof, without at the same time according to the Notes to the satisfaction of the Trustee, the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity, or such other security as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

“Relevant Indebtedness” means any present or future indebtedness (whether being principal, premium or interest) for borrowed money (other than indebtedness for borrowed money with an initial maturity falling 20 years or more after the issue of the Notes and having a maximum principal amount outstanding at any time not exceeding the greater of £250,000,000 and 20 per cent. of Adjusted Capital and Reserves (as defined in Condition 10) or indebtedness for borrowed money which has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash and which, with the agreement of the relevant Issuer, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognised securities market (whether or not distributed by way of private placement).

4.	Redenomination

(a)	Redenomination

Where redenomination is specified in the applicable Pricing Supplement as being applicable, the relevant Issuer may, without the consent of the Trustee, the Noteholders, the Receiptholders and the Couponholders, on giving prior notice to the Trustee, the Principal Paying Agent, Euroclear and Clearstream, Luxembourg and at least 30 days’ prior notice to the Noteholders in accordance with Condition 14, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in euro.

The election will have effect as follows:

(i)
the Notes and the Receipts shall be deemed to be redenominated in euro in the denomination of euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Specified Currency, converted into euro at the Established Rate, provided that, if the relevant Issuer determines, with the consent of the Trustee and the Principal Paying Agent, that the then market practice in respect of the redenomination in euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the relevant Issuer shall promptly notify the Noteholders in accordance with Condition 14, the stock exchange or other relevant authority (if any) on which the Notes are listed and the Paying Agents of such deemed amendments;

(ii)
save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01;

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(iii)
if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the relevant Issuer in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Trustee and the Principal Paying Agent may approve) euro 0.01 and such other denominations as the Trustee and the Principal Paying Agent shall determine and as shall be notified to the Noteholders in accordance with Condition 14;

(iv)
if definitive Notes have been issued prior to the Redenomination Date, all unmatured Coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the relevant Issuer gives notice (the “Exchange Notice”) that replacement euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such Notes, Receipts and/or Coupons are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the relevant Issuer. New euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons denominated in the Specified Currency in such manner as the Trustee and the Principal Paying Agent may specify and as shall be notified to the Note holders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

(v)
after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(vi)
if the Notes are Fixed Rate Notes and interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date it will be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction (as defined in Condition 5(a)), and rounding the resultant figure to the nearest sub-unit (as defined in Condition 5(a)) of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with the applicable market convention; and

(vii)	if the Notes are Floating Rate Notes the applicable Pricing Supplement specifies any relevant changes to the provisions relating to interest.

(b)	Definitions

In these Terms and Conditions, the following expressions have the following meanings:

“Established Rate” means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 123 of the Treaty;

“euro” means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

“Redenomination Date” means (in the case of interest bearing Notes) any date for payment of interest under the Notes or (in the case of Zero Coupon Notes) any date, in each case specified by the relevant Issuer in the notice given to the Noteholders pursuant to paragraph (a) above and which falls on or after the date on which the country of the Specified Currency first participates in the third stage of European economic and monetary union or otherwise participates in European economic and monetary union in a manner with similar effect to such third stage; and

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“Treaty” means the Treaty establishing the European Community, as amended.

5.	Interest

(a)	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date if that does not fall on an Interest Payment Date.

Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date ending on such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount(s) so specified.

If interest is required to be calculated for a period ending other than on an Interest Payment Date, such interest shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

In these Terms and Conditions:

“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5(a):

(i)	if “Actual/Actual (ISMA)” is specified in the applicable Pricing Supplement:

(a)
in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)
the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(2)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Pricing Supplement) that would occur in one calendar year; and

(ii)
if “30/360” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360;

“Determination Period” means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

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“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes and Index Linked Interest Notes

	(i)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(A)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Pricing Supplement; or

(B)
if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(1)
in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)
the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In this Condition, “Business Day” means a day which is both:

(A)
a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Pricing Supplement; and

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(B)
either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is New Zealand dollars, shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (the “TARGET System”) is open.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Pricing Supplement.

(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Principal Paying Agent under an interest rate swap transaction if the Principal Paying Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions, each as amended and updated as at the Issue Date of the first Tranche of the Notes and as published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”) and under which:

(1)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(2)	the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(3)
the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement.

For the purposes of this sub-paragraph (A), (i) “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions; and (ii) “Euro- zone” means the region comprised of Member States of the European Union that adopt or have adopted the single currency in accordance with the Treaty.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

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(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Principal Paying Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Principal Paying Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and calculation of Interest Amounts

The Principal Paying Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Principal Paying Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Principal Paying Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

“Day Count Fraction” means, in respect of the calculation of an amount of interest for any Interest Period:

(i)
if “Actual/365” or “Actual/Actual” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

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(ii)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

(iii)
if “Actual/365 (Sterling)” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

(v)
if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)
if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

(v)	Notification of Rate of Interest and Interest Amounts

The Principal Paying Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer and any stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and to the Noteholders in accordance with Condition 14. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(vi)	Determination or Calculation by Trustee

If for any reason at any relevant time the Principal Paying Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Principal Paying Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Pricing Supplement, as the case may be, and in each case (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but

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subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Pricing Supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Principal Paying Agent or the Calculation Agent, as applicable.

(vii)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b), whether by the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the relevant Issuer, the Trustee, the Principal Paying Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the relevant Issuer, the Noteholders, the Receiptholders or the Couponholders shall attach to the Principal Paying Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(c)	Interest on Dual Currency Notes

In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the applicable Pricing Supplement.

(d)	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

(e)	Accrual of interest

Each Note (or, in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.

6.	Payments
(a)	Method of payment

Subject as provided below:

(i)
payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is New Zealand dollars, shall be Auckland); and

(ii)
payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.

(b)	Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of

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interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have be come due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Interest Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

(c)	Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

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(d)	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear and Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear and Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the relevant Issuer to, or to the order of, the holder of such Global Note.

Notwithstanding the provisions of paragraph (a) above, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(i)
the relevant Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)
payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the relevant Issuer, adverse tax consequences to the relevant Issuer.

(e)	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation;

(B)	London;

(C)	any Additional Financial Centre specified in the applicable Pricing Supplement; and

(ii)
either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which if the Specified Currency is New Zealand dollars shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET System is open.

(f)	Interpretation of principal and interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

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(i)	any additional amounts which may be payable with respect to principal under Condition 8;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)(iii)); and

(vii)	any premium and any other amounts which may be payable by the relevant Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8.

7.	Redemption and Purchase

(a)	Redemption at maturity

Unless previously redeemed or purchased and in each case cancelled as specified below, each Note will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date.

(b)	Redemption for tax reasons

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (if the Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if the Note is either a Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Principal Paying Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if the relevant Issuer satisfies the Trustee immediately before the giving of the notice referred to above that on the occasion of the next payment due under the Notes, the relevant Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision of, or any authority in, or of, the United Kingdom having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date of the first Tranche of the Notes, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the relevant Issuer shall deliver to the Trustee a certificate signed by two Directors of the relevant Issuer stating that the relevant Issuer is entitled to effect such redemption and setting forth a statement of the change or amendment (as referred to above) which has occurred (irrespective of whether such change or amendment is then effective) describing the facts leading thereto and accompanied by an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such change or amendment is then effective) and the relevant Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event they shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

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(c)	Redemption at the option of the relevant Issuer (Issuer Call)

If Issuer Call is specified in the applicable Pricing Supplement, the relevant Issuer may, having given:

(i)	not less than 30 nor more than 90 days’ notice to the Noteholders in accordance with Condition 15; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Trustee and the Principal Paying Agent;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Pricing Supplement together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount equal to the Minimum Redemption Amount or the Maximum Redemption Amount. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption. The aggregate nominal amount of Redeemed Notes represented by definitive Notes shall bear the same proportion to the aggregate nominal amount of all Redeemed Notes as the aggregate nominal amount of definitive Notes outstanding bears to the aggregate nominal amount of the Notes outstanding, in each case on the Selection Date, provided that, if necessary, appropriate adjustments shall be made to such nominal amounts to ensure that each represents an integral multiple of the Specified Denomination. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 14 at least five days prior to the Selection Date.

(d)	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Pricing Supplement, upon the holder of any Note giving to the relevant Issuer in accordance with Condition 14 not less than 15 nor more than 30 days’ notice, the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Pricing Supplement, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

If this Note is in definitive form, to exercise the right to require redemption of this Note the holder of this Note must deliver such Note at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition.

(e)	Early Redemption Amounts

For the purpose of paragraph (b) above and Condition 10, the Notes will be redeemed at their Early Redemption Amount calculated as follows:

(i)	in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of Notes (other than Zero Coupon Notes but including Instalment Notes and Partly Paid Notes) with a Final Redemption Amount which is or may be less or

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greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Pricing Supplement or, if no such amount or manner is so specified in the applicable Pricing Supplement, at their nominal amount; or

(iii)	in the case of Zero Coupon Notes, at an amount (the “Amortised Face Amount”) equal to the sum of:

(A)	the Reference Price; and

(B)
the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Notes become due and repayable.

Where such calculation is to be made for a period which is not a whole number of years, it shall be made (1) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each and (2) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Pricing Supplement.

(f)	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.

(g)	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Pricing Supplement.

(h)	Purchases

The relevant Issuer or any Subsidiary (as defined in the Trust Deed) of the relevant Issuer may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Such Notes may be held, reissued, resold or, at the option of the relevant Issuer surrendered to any Paying Agent for cancellation.

(i)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Principal Paying Agent and cannot be reissued or resold.

(j)	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and repayable were replaced by references to the date which is the earlier of:

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(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)
five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Note has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 14.

8.	Taxation

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the relevant Issuer will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the relevant Issuer will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(i)
presented for payment by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Note, Receipt or Coupon; or

(ii)	presented for payment in the United Kingdom; or

(iii)
presented for payment to, or to a third party on behalf of, a holder who would not be liable to such withholding or deduction if such holder had made a declaration of non-residence or similar claim for exemption to any authority of or in the United Kingdom; or

(iv)
presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day; or

(v)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council Meeting of 26–27 November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vi)
presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.

As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee or the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14.

9.	Prescription

The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).

10.	Events of Default

(a)
The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall, (but, in the case of the happening of any of the events mentioned in paragraphs (ii), (iii), (v), (vi) and (vii) below in relation to the relevant Issuer and (iii) to (vii) below

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(inclusive) in relation to a Material Subsidiary, only if the Trustee shall have certified in writing that such event is, in its opinion, materially prejudicial to the interests of the Noteholders) give notice to the relevant Issuer that the Notes are, and they shall accordingly thereupon become, immediately due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust Deed, if any of the following events shall occur and be continuing:

(i)	if default is made by the relevant Issuer for a period of 14 days or more in the payment of any principal or interest due in respect of the Notes or any of them; or

(ii)
if default is made by the relevant Issuer in the performance or observance of any material obligation, condition or provision binding upon it under the Notes or the Trust Deed (other than any obligation for the payment of any principal or interest in respect of the Notes) and, except where such default is, in the opinion of the Trustee, not capable of remedy when no such continuation and notice as is hereinafter mentioned will be required, such default continues for 30 days (or such longer period as the Trustee may permit) after written notice thereof has been given by the Trustee to the relevant Issuer requiring the same to be remedied; or

(iii)
(1) any indebtedness for moneys borrowed (as defined below) of the relevant Issuer or any Material Subsidiary or (2) any present or future guarantee for, or indemnity in respect of, any indebtedness for moneys borrowed of any person given by the relevant Issuer or any Material Subsidiary where the relevant indebtedness for moneys borrowed when aggregated with all other indebtedness for moneys borrowed in respect of which one or more other events referred to in this paragraph (iii) shall have occurred exceeds whichever is the greater of £30,000,000 (or the equivalent in other currencies as determined by the Trustee) and two per cent. of the Adjusted Capital and Reserves:

(i)	is not paid or repaid or honoured when due or within any applicable grace period; or

(ii)
is declared to be or becomes enforceable, redeemable or repayable prior to the due date for payment thereof as a result of any actual default by the relevant Issuer or any Material Subsidiary, as the case may be, or as a result of an event of default (howsoever described) in relation thereto, unless such default or event of default is waived or remedied (to the satisfaction of the Trustee) within thirty business days, except, in any such case, where there is a bona fide dispute as to payment; or

(iv)
if an order is made or a resolution is passed for the winding up of, or an administration order is made in relation to, the relevant Issuer or any Material Subsidiary (save, in the case of a Material Subsidiary, (i) with the prior consent of the Trustee or the prior sanction of an Extraordinary Resolution for the purposes of or in connection with an amalgamation or reconstruction, or (ii) a voluntary solvent winding-up where surplus assets are available for distribution); or

(v)
if an encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the undertaking, property and assets of the relevant Issuer or any Material Subsidiary or if a distress, execution or other process is levied or enforced upon or sued out against the whole or any substantial part of the assets of the relevant Issuer or any Material Subsidiary and, in the case of any of the foregoing events, is not discharged within 60 days or such longer period as the Trustee may allow; or

(vi)	if the relevant Issuer or any Material Subsidiary is unable to pay its debts within the meaning of Section 123(2) of the Insolvency Act 1986; or

(vii)
if the relevant Issuer or any Material Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in any case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (a) not involving or arising out of the insolvency of the relevant Issuer or a Material Subsidiary and under which all or substantially all of its assets are transferred to the relevant Issuer or a Material Subsidiary or one or more of the relevant Issuer’s other Subsidiaries or to a transferee or transferees which is or are, or immediately upon such transfer become(s), a Material Subsidiary or Material Subsidiaries provided that this exception (a) shall not apply where the transferor company is the relevant Issuer unless assets comprising the major part

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by value of the assets owned by the relevant transferor company immediately prior to such transfer are transferred to a single transferee company and contemporaneously with such transfer where the transferor company is the relevant Issuer (y) such transferee company assumes (to the satisfaction of the Trustee) all the obligations of the transferor company as principal debtor in respect of the Notes and (z) such transferor company unconditionally and irrevocably guarantees (to the satisfaction of the Trustee) the payment of all amounts payable by such transferee company as the new principal debtor or (b) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration on an arm’s length basis or (c) the terms of which have previously been approved by the Trustee in writing or by an Extraordinary Resolution of the Noteholders provided that in no event shall the relevant Issuer or any Material Subsidiary be deemed to have ceased to carry on the whole or substantially the whole of its business solely by reason of any forced divestiture imposed by any government or regulatory body or by reason of the loss of the Appointment or the Licence.

(b)	For the purposes of this Condition:

“Accounts” means a consolidation of the annual statutory accounts of the relevant Issuer and (in each case) its Subsidiary Undertakings as prepared, audited and reported upon by the Auditors in accordance with the historical cost convention method as modified, if applicable, by the revaluation of land and buildings and otherwise in accordance with United Kingdom generally accepted accounting practices and principles;

“Adjusted Capital and Reserves” means at any time a sum equal to the aggregate of:

(i)	the amount paid up or credited as paid up on the issued share capital of the relevant Issuer; and

(ii)
the amounts standing to the credit of the capital and revenue reserves of the relevant Issuer and its Subsidiary Undertakings (including any share premium account and capital redemption reserve) after adding thereto any balance standing to the credit of the profit and loss account;

all based on the consolidated balance sheet of the relevant Issuer and its Subsidiary Undertakings as contained in the then latest Accounts but after:

(i)	excluding all sums set aside for taxation (whether in respect of deferred taxation or otherwise);

(ii)
making such adjustments as may be appropriate in respect of any variation in the amount of such share capital or such reserves subsequent to the relevant balance sheet date and so that for this purpose share capital allotted shall be deemed to have been issued and if any issue or proposed issue of shares by the relevant Issuer for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional in all respects);

(iii)
making such adjustments as may be appropriate in respect of any distributions declared, recommended or made by the relevant Issuer or any of its Subsidiary Undertakings out of profits earned up to and including the date of such balance sheet to the extent that such distribution is not provided for in such balance sheet;

(iv)
making such adjustments as may be appropriate in respect of any variation in the interests of the relevant Issuer in its Subsidiary Undertakings (including, but without limiting the generality of the foregoing, any acquisition of a new Subsidiary Undertaking or disposal of an interest which causes an undertaking to cease to be a Subsidiary Undertaking) since the date of such balance sheet;

(v)
if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a Subsidiary Undertaking of the relevant Issuer, making all such adjustments as would be appropriate if such transaction had been carried into effect;

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(vi)	excluding all minority interests and other third party interests in Subsidiary Undertakings of the relevant Issuer;

(vii)	deducting any balance to the debit of the profit and loss account;

(viii)	deducting all amounts (if any) attributable to goodwill or any other intangible assets;

(ix)
excluding such part of the interests of the relevant Issuer or any of its Subsidiary Undertakings in an associated company (as defined in the Trust Deed), not being a Subsidiary Undertaking of the relevant Issuer, as is attributable to any post-acquisition undistributed profits and reserves, but including such interests at original cost or, if lower, book value;

(x)
deducting (if not otherwise excluded) such amount as the Auditors shall consider appropriate in respect of any deferred taxation liabilities on the net amount by which the fixed assets of the relevant Issuer and its Subsidiary Undertakings shall have been written up as a result of any revaluation, and for this purpose a transfer of any assets by the relevant Issuer to any of its Subsidiary Undertakings, or by any of its Subsidiary Undertakings to the relevant Issuer or another of its Subsidiary Undertakings, for a consideration in excess of the book value thereof shall be deemed to be a writing up of the book value of such asset as a result of a revaluation;

(xi)
deducting therefrom all amounts attributable (whether by way of share or loan capital or otherwise) to the interests of the relevant Issuer and its Subsidiary Undertakings (other than Excluded Subsidiaries) in Excluded Subsidiaries; and

(xii)	making such other adjustments (if any) as the Auditors may consider appropriate;

and so that no amount shall be included or excluded more than once in the same calculation;

The Trust Deed provides that, if there is a material change in generally accepted United Kingdom accounting practices or principles as adopted and applied in the Accounts, the relevant Issuer will, at the request of the Trustee, after consultation with the relevant Issuer, procure the Auditors to restate the Accounts in accordance with generally accepted United Kingdom accounting practices and/or principles applied in respect of the Accounts for the year ended 31 March, 1998 and the Adjusted Capital and Reserves shall be calculated accordingly.

The certificate of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall, in the absence of manifest error, be conclusive and binding on all parties.

“Appointment” means the Instrument of Appointment dated 24 August, 1989 under Sections 11 and 14 of the Water Act 1989 (as varied from time to time) appointing United Utilities Water PLC as a water undertaker and sewerage undertaker;

“Auditors” means the auditors for the time being of the relevant Issuer or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the Trust Deed, such other firm of chartered accountants as the Trustee may in writing nominate or approve for the purpose;

“Excluded Subsidiary” means any Subsidiary of the relevant Issuer (i) which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset, (ii) none of whose liabilities in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group other than an Excluded Subsidiary, and (iii) which has been designated as such by the relevant Issuer by written notice to the Trustee; provided that the relevant Issuer may give written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary;

“Group” means the relevant Issuer and its Subsidiaries and “member of the Group” shall be construed accordingly;

“indebtedness for moneys borrowed” means any present or future indebtedness (being principal, premium or interest) for or in respect of (a) all moneys borrowed, (b) liabilities under or in respect of any acceptance or acceptance credit and (c) all notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash which is not for the time being owned by the relevant Issuer or any of its Subsidiary Undertakings and which does not amount to Project Finance Indebtedness;

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“Licence” means either the distribution licence granted to the relevant Issuer under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000 or the licence of the relevant Issuer having effect (in accordance with a scheme made by the Secretary of State for Trade and Industry under Section 13(2)(a) of Schedule 7 of the Utilities Act 2000 which took effect on 1 October 2001) as if it were a distribution licence granted under Section 6(1)(c) of the Electricity Act 1989 as amended by Section 30 of the Utilities Act 2000, as appropriate;

“Material Subsidiary” means any Subsidiary of the relevant Issuer (not being an Excluded Subsidiary) (i) whose gross revenues earned from outside the Group or whose gross assets (in each case consolidated in respect of a Subsidiary which itself has Subsidiaries, and in each case attributable to the relevant Issuer all as shown in the latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary represent 20 per cent. or more of the consolidated gross revenues or, as the case may be, consolidated gross assets (in each case attributable to the shareholders of its ultimate parent) of the relevant Issuer and in each case their respective Subsidiary Undertakings (other than Excluded Subsidiaries) all as shown in the latest Accounts; or (ii) to which is transferred all or substantially all of the business, undertaking or assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material Subsidiary under this sub-paragraph (ii) but shall cease to be a Material Subsidiary upon publication of its next audited accounts unless it would then be a Material Subsidiary under (i) above. A report by the Auditors (whether or not addressed to the Trustee) that in their opinion a Subsidiary is or is not or was or was not at any particular time a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

“Project Finance Indebtedness” means any indebtedness for moneys borrowed to finance the ownership, acquisition, development and/or operation of an asset (whether or not an asset of a member of the Group):

(a)	which is incurred by an Excluded Subsidiary; or

(b)
in respect of which the person or persons to whom any such indebtedness for moneys borrowed is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

(i)	recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset; and/or

(ii)
recourse for the purpose only of enabling amounts to be claimed in respect of such indebtedness for moneys borrowed in an enforcement of any encumbrance given by such borrower over such asset or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for moneys borrowed, provided that (1) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (2) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for moneys borrowed, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

(iii)
recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation by the person against whom such recourse is available (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition);

“Subsidiary” means a subsidiary within the meaning of Section 736 of the Companies Act 1985; and

“Subsidiary Undertaking” has the meaning ascribed thereto in Section 258 of the Companies Act 1985 (but, in relation to each Issuer shall exclude any Subsidiary Undertaking whose accounts are not included in the then latest Accounts, or (in the case of a Subsidiary Undertaking which has first become a Subsidiary Undertaking of a member of the Group since the date as at which such Accounts were prepared) would not have been so included or consolidated if it had become so on or before that date).

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11.	Replacement of Notes, Receipts, Coupons and Talons

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12.	Agents

The names of the initial Paying Agents and their initial specified offices are set out below.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(i)	there will at all times be a Principal Paying Agent;

(ii)
so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(iii)	there will at all times be a Paying Agent with a specified office in a city approved by the Trustee in continental Europe; and

(iv)
if any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, the Issuer will ensure that it maintains a Paying Agent in a Member State of the European Union (other than the United Kingdom) that will not be obliged to withhold or deduct tax pursuant to any such Directive.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the relevant Issuer and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of trust with, any Noteholders, Receiptholders or Couponholders.

13.	Exchange of Talons

On and after the Fixed Interest Date or the Interest Payment Date, as appropriate, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Principal Paying Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.

14.	Notices

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times in London. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or any other relevant authority on which the Notes are for the time being listed or by which they have been admitted to listing. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee may approve.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or other relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.

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Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Principal Paying Agent. Whilst any of the Notes is represented by a Global Note, such notice may be given by any holder of a Note to the Principal Paying Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Principal Paying Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

15.	Meetings of Noteholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the relevant Issuer or the Trustee and shall be convened by the relevant Issuer at the request of Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Notes, the Receipts, the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate or amount of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:

(i)
any modification of any of the provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which is not in the opinion of the Trustee materially prejudicial to the interests of the Noteholders; or

(ii)
any modification of the provisions of any of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law.

The Trustee may also agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the waiver or authorisation of any breach or proposed breach of any of these Terms and Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.

In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except, in the case of the relevant Issuer to the extent provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

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16.	Indemnification of the Trustee and its Contracting with the relevant Issuer

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the relevant Issuer and to act as trustee for the holders of any other securities issued by, or relating to, the relevant Issuer; (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

17.	Further Issues

The relevant Issuer is at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of Notes of other Series in certain circumstances where the Trustee so decides.

18.	Substitution

The Trustee may agree, without the consent of the Noteholders, the Receiptholders or the Couponholders, to the substitution at any time or times:

(i)	of any Subsidiary of United Utilities PLC in place of United Utilities PLC as principal debtor, subject to the irrevocable and unconditional guarantee of United Utilities PLC; or

(ii)	of any Subsidiary of UUE in place of UUE as principal debtor, subject to the irrevocable and unconditional guarantee of UUE; or

(iii)	of any Subsidiary of UUW in place of UUW as principal debtor, subject to the irrevocable and unconditional guarantee of UUW.

Any such substitution shall also be subject to the relevant provisions of the Trust Deed, including a provision to the effect that the Trustee shall have received confirmation in writing from each rating agency which, at the request of the relevant Issuer, shall have assigned a credit rating to the Notes that such substitution by itself and the circumstances pertaining to the substitution will not result in a downgrading of the then current credit rating assigned to the Notes by such rating agency.

19.	Governing Law

The Trust Deed, the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.

20.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999 but this does not affect any right or remedy of any person which exists or is available apart from that Act.

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THE SECOND SCHEDULE

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS

PART I

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.] 1

[UNITED UTILITIES PLC
(the “Issuer”)
(incorporated with limited liability in England)/

UNITED UTILITIES ELECTRICITY PLC
(the “Issuer”)
(incorporated with limited liability in England)/

UNITED UTILITIES WATER PLC
(the “Issuer”)
(incorporated with limited liability in England)]2

TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions and the Trust Deed shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 4th October, 2002 and made between (inter alios) the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust

1	This legend can be deleted if the Notes have an initial maturity of 365 days or less.
2	Delete as applicable.

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Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Principal Paying Agent at 5 Carmelite Street, London EC4Y 0PA, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Principal Paying Agent by Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part VII of the Second Schedule to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is 40 days after the Issue Date this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Pricing Supplement, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part II of the Second Schedule to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement. If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day

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(other than a Saturday or Sunday) on which banks are open for business in London at the office of the Principal Paying Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Part VII of the Second Schedule to the Trust Deed. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Principal Paying Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent.

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IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of ...........................................

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

By: .....................................................
                  Duly Authorised

Authenticated by
Citibank, N.A., London office,
as Principal Paying Agent.

By: .....................................................
                Authorised Signatory

1	Delete as applicable.

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Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

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PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date Made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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Schedule Two

EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date Made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

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PART II

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[UNITED UTILITIES PLC
(the “Issuer”)
(incorporated with limited liability in England)/

UNITED UTILITIES ELECTRICITY PLC
(the “Issuer”)
(incorporated with limited liability in England)/

UNITED UTILITIES WATER PLC
(the “Issuer”)
(incorporated with limited liability in England)]2

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 4th October, 2002 and made between (inter alios) the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Principal Paying Agent at 5 Carmelite Street,

1	This legend can be deleted if the Notes have an initial maturity of 365 days or less.
2	Delete as applicable.

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London EC4Y 0PA, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

[On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.]1

[Upon any further Tranche of Notes of this Series being issued, details of such increase in the size of the Series shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such increase shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal of such further Tranche.]2

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement:

(i)	upon not less than 60 days’ written notice being given to the Principal Paying Agent by Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in this Global Note); or

(ii)	upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(1)	an Event of Default has occurred and is continuing;

1	Delete where the issue is made in accordance with TEFRA C.
2	Delete where the issue is made in accordance with TEFRA D.

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(2)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(3)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 7 which would not be required were the Notes in definitive form.

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 15 upon the occurrence of such Exchange Event; and

(ii)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Principal Paying Agent requesting exchange. Any such exchange shall occur on a date specified in the notice not more than 60 days after the date of receipt of the first relevant notice by the Principal Paying Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Principal Paying Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Principal Paying Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

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No rights are conferred on any person by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of............................................

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

By: .....................................................
Duly Authorised

Authenticated by
Citibank, N.A., London office,
as Principal Paying Agent.

By: .....................................................
Duly Authorised

1	Delete as applicable.

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Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

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PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART III

REDEMPTION

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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Schedule Two

[EXCHANGES]1 [INCREASES]2

Date made	[Nominal amount of Temporary Global Note exchanged for this Global Note]1	[Amount of increase in nominal amount of this Global Note following issue of further Tranche]2	Nominal amount of this Global Note following such [exchange]1 [increase]2*	Notation made by or on behalf of the Issuer

* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

1	Delete where the issue is made in accordance with TEFRA C.
2	Delete where the issue is made in accordance with TEFRA D.

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PART III

FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[UNITED UTILITIES PLC
(the “Issuer”)
(incorporated with limited liability in England)/

UNITED UTILITIES ELECTRICITY PLC
(the “Issuer”)
(incorporated with limited liability in England)/

UNITED UTILITIES WATER PLC
(the “Issuer”)
(incorporated with limited liability in England)]2

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Notes”). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Pricing Supplement (the “Pricing Supplement”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and an Amended and Restated Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 4th October, 2002 and made between (inter alios) the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

1	This legend can be deleted if the Notes have an initial maturity of 365 days or less.
2	Delete as applicable.

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This Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of ..........................................

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

By: .....................................................
                  Duly Signatory

Authenticated by
Citibank, N.A., London office,
as Principal Paying Agent.

By: .....................................................
              Authorised Signatory

1	Delete as applicable.

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[Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

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Pricing Supplement
[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing
Supplement relating to the Notes]

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PART IV

FORM OF RECEIPT

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [       ]

Receipt for the sum of [       ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the “Conditions”) on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

1	Delete as applicable.

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PART V

FORM OF COUPON

On the front:

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [       ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].2

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on [ ], [ ]]

Part B

[For Floating Rate Notes or Index Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

1	Delete as applicable.
2	Delete where the Notes are all of the same denomination.

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PART VI

FORM OF TALON

On the front:

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]

Series No. [       ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]2.

On and after [              ] further Coupons [and a further Talon]3 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

1	Delete as applicable.
2	Delete where the Notes are all of the same denomination.
3	Not required on last Coupon sheet.

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On the back of Receipts, Coupons and Talons:

PRINCIPAL PAYING AGENT

Citibank, N.A.
5 Carmelite Street,
London EC4Y 0PA

PAYING AGENT

Banque Paribas Luxembourg
10A Boulevard Royal
L-2449 Luxembourg

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PART VII

FORM OF CERTIFICATE TO BE PRESENTED BY
EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

[Title of Notes]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [       ] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with

1	Delete as applicable.

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respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated: , 200 1

Yours faithfully,

Euroclear Bank S.A./N.V.
as operator of the Euroclear
System]

or

[Clearstream, Luxembourg, société anonyme]

By:...............................

1	To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

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CERTIFICATE “A”

[UNITED UTILITIES PLC/
UNITED UTILITIES ELECTRICITY PLC/
UNITED UTILITIES WATER PLC]1

[Title of Notes]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(2) of Regulation S under the Securities Act of 1933, as amended, (the “Act”) then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [       ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of

1	Delete as applicable.

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definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:         , 200  1

Name of person making certification

By: .................................................

1	To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

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THE THIRD SCHEDULE

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)	it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the relevant Issuer in

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accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)	it is certified that each holder of such Notes or a duly authorised agent on his behalf has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)	“24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	“48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)

A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting

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instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.

2.	The relevant Issuer or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one-tenth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 15. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the relevant Issuer (unless the meeting is convened by the relevant Issuer).

4.	A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the relevant Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-tenth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 18(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date

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of payment in respect of any principal or interest in respect of the Notes;

(ii)	alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a

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poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the relevant Issuer, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 10 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the relevant Issuer, any Subsidiary or holding company of the relevant Issuer or any other Subsidiary of any such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, officer or representative of or otherwise connected with the relevant Issuer.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of each Euro 1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

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Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction or form of proxy need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)	Power to sanction any compromise or arrangement proposed to be made between the relevant Issuer, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, Couponholders, the relevant Issuer, or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by the relevant Issuer, the Trustee or any Noteholder.

(D)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

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(G)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the relevant Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the relevant Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression “Extraordinary Resolution” when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.	(A)	If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have

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been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)	If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in Euro in the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in Euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Euro on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each Euro 1 (or such other Euro amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Notes (converted as above) which he holds or represents.

23.	Subject to all other provisions of these presents the Trustee may without the consent of any the relevant Issuer, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

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SIGNED as a deed by UNITED UTILITIES PLC acting by its attorney in the presence of:	) ) ) ) ) )	as Attorney for United Utilities PLC

Witness's signature: Name: Address:

SIGNED as a deed by UNITED UTILITIES ELECTRICIT PLC acting by its attorney in the presence of:	) ) ) ) ) )	as Attorney for United Utilities Electricity PLC

Witness's signature: Name: Address:

SIGNED as a deed by UNITED UTILITIES WATER PLC acting by its attorney in the presence of:	) ) ) ) ) )	as Attorney for United Utilities Water PLC

Witness's signature: Name: Address:

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THE COMMON SEAL of THE LAW DEBENTURE TRUST CORPORATION p.l.c. was affixed to this deed in the presence of:	) ) ) )

Director

Authorised Signatory

ICM:622070.2

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DATED 4TH OCTOBER, 2002

UNITED UTILITIES PLC

- and -

UNITED UTILITIES ELECTRICITY PLC
(formerly called NORWEB plc)
- and -

UNITED UTILITIES WATER PLC

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

AMENDED AND RESTATED TRUST DEED

relating to a

Euro 4,000,000,000
Euro Medium Term Note Programme

For United Utilities PLC,
United Utilties Electricity PLC and
United Utilities Water PLC:

SLAUGHTER AND MAY
35 Basinghall Street
London
EC2V 5DB

      For The Law Debenture Trust Corporation p.l.c.:

ALLEN & OVERY
One New Change
London
EC4M 9QQ

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DATED 4TH OCTOBER, 2002

UNITED UTILITIES PLC

- and -

UNITED UTILITIES ELECTRICITY PLC
(formerly called NORWEB plc)
- and -

UNITED UTILITIES WATER PLC

- and -

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

AMENDED AND RESTATED TRUST DEED

relating to a

Euro 4,000,000,000
Euro Medium Term Note Programme

For United Utilities PLC,
United Utilties Electricity PLC and
United Utilities Water PLC:

SLAUGHTER AND MAY
35 Basinghall Street
London
EC2V 5DB

      For The Law Debenture Trust Corporation p.l.c.:

ALLEN & OVERY
One New Change
London
EC4M 9QQ